CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 245 to the registration statement on Form N-1A (File No. 333-515) (“Registration Statement”) of our report dated August 12, 2016, relating to the financial statements and financial highlights of Putnam Small Cap Growth Fund, which appear in such Registration Statement. We also consent to the references to us under the headings “Financial highlights” and “Report of Independent Registered Public Accounting Firm and Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 26, 2016